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                                                                       EXHIBIT 9




                                POWER OF ATTORNEY

STATE OF FLORIDA  )

COUNTY OF DADE    )


         KNOW ALL MEN BY THESE PRESENTS that Halmos-Investments-Western, Inc., as the general partner of Halmostock Limited Partnership, having an address at 21 W. Las Olas Boulevard, Ft. Lauderdale, Florida 33301, has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint either of SHELI Z. ROSENBERG or DONALD J. LIEBENTRITT, each having an address at Two North Riverside Plaza, Chicago, Illinois 60606, his true and lawful Attorney-In-Fact for it and in its name, place and stead to sign and execute all documents concerning a Schedule 13D with respect to the common stock of Transmedia Network Inc. and concerning any amendments thereto, giving and granting unto either of Sheli Z. Rosenberg or Donald J. Liebentritt, said Attorneys-In-Fact, full power and authority to do and perform all and everything whatsoever, requisite and necessary to be done with respect to the above referenced matter, as fully, to all intents and purposes as it might or could do if personally present to the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that said Attorney-In-Fact or her or his substitutes shall lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

         IN WITNESS WHEREOF, Halmos-Investments-Western, Inc. has hereunto set its hand and seal this 26th day of February, 1998.

                                                    /S/ Steven J. Halmos
                                                    ----------------------------
                                                    By:      Steven J. Halmos
                                                    Its:     President

         I, Marieta Oria, A Notary Public in and for said County in the State aforesaid, do hereby certify that Steven J. Halmos, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act for the uses and purposes therein set forth.

         Given under my hand and notarial seal this 26 day of February, 1998.



                                                    /S/ Marieta Oria
                                                    ----------------------------

My Commission Expires:

Marieta Oria
My Commission # CC443715
Expires: May 7, 1999
Bonded Thru Notary Public Underwriters